Exhibit 99.1

Unilife and Amgen Enter Strategic Collaboration for Injectable Drug Delivery Systems

Amgen to invest up to $75 million in leading technology platform

Collaboration includes license agreement and master development and supply agreement

York, PA. – February 22, 2016: Unilife Corporation (NASDAQ:UNIS, ASX:UNIS) today announced a strategic collaboration with Amgen (NASDAQ:AMGN), a leading biotechnology company, for injectable drug delivery systems. The collaboration, which includes licensing, investment, development and supply agreement components, is centered upon the use of Unilife’s portfolio of prefilled, customizable wearable injectors for medicines to enhance the patient experience.

Under the terms of the collaboration, Unilife has granted Amgen exclusive rights to Unilife’s wearable injectors within select drug classes for use with certain Amgen assets, while preserving rights previously granted to other Unilife customers. Unilife has also granted Amgen non-exclusive rights to all proprietary Unilife delivery systems within the therapeutic areas of oncology, inflammation, bone health, nephrology, cardiovascular and neuroscience.

“Unilife looks forward to a long-term strategic collaboration with Amgen to drive value for patients, prescribers and payers,” said Ian Hanson, senior vice president and general manager of Unilife’s Wearable Injector business unit. “Unilife is pleased to advance its leadership position in the wearable injectors market to meet growing demand for biologics and other medicines. Our prefilled, pre-assembled and ready-to-inject delivery systems are easy-to-use and enhance patient experience.”

“We are pleased to enter this collaboration with Unilife,” said Alison Moore, senior vice president of Process Development at Amgen. “One important pillar of Amgen’s strategy is to invest in leading drug delivery technologies to more effectively meet the needs of patients suffering from serious illnesses. Unilife continues to develop technology that could provide patients with innovative and meaningful enhancements to drug administration.”

Under the strategic collaboration, Unilife can receive up to $75 million. At closing, Amgen paid a nonrefundable $20 million license fee and purchased a $30 million senior secured convertible note from Unilife. Amgen may purchase up to an additional $25 million in senior secured convertible notes over the next two years ($15 million in January 2017 and $10 million in January 2018). These payments are in addition to Amgen’s $15 million payment to Unilife in connection with the exclusivity letter entered into on December 31, 2015.

In addition to these payments, Unilife expects to generate future revenue from the strategic collaboration with Amgen. The collaboration includes a master development and supply agreement that captures key terms for the development, production and supply of Unilife delivery systems. Development programs will commence in 2016.

About Unilife

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S.-based developer and commercial supplier of injectable drug delivery systems. Unilife’s portfolio of innovative, differentiated products includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, insulin delivery systems, ocular delivery systems and novel systems. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, Penn. For more information, visit www.unilife.com

General: UNIS-G

Investor Contacts (U.S.):	Investor Contacts (Australia)
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Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in Unilife’s prospectus supplement, dated as of and filed with the U.S. Securities and Exchange Commission on February 22, 2016, and those described from time to time in other reports which we file with the U.S. Securities and Exchange Commission.